EXHIBIT 24.1


                                POWER OF ATTORNEY

     Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Craig Barrie as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

    Signature                          Title                              Date


    Craig Barrie               Chairman of the Board            August 13, 1999
---------------------------    and President (Principal
   (Craig Barrie               Executive Officer)


    Berton Lorow               Vice President and               August 13,1999
---------------------------    Director
   (Berton Lorow)


   Adam C. Schild              Secretary and                    August 13, 1999
---------------------------    Director
  (Adam C. Schild)


   Penny Adams Field           Principal Financial              August 13, 1999
---------------------------    Officer
  (Penny Adams Field)